UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2017

Build-A-Bear Workshop, Inc.

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(Exact Name of Registrant as Specified in Its Charter)

Delaware --------------------------- (State or Other Jurisdiction of Incorporation)	001-32320 ------------------- (Commission File Number)	43-1883836 --------------------------- (IRS Employer Identification No.)

1954 Innerbelt Business Center Drive St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63114 ------------------ (Zip Code)

(314) 423-8000

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(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)      Build-A-Bear Workshop, Inc. (the “Company”) is announcing the resignation of one director. On May 10, 2017, Mary Lou Fiala gave notice to the Board of Directors of the Company (the “Board”) of her decision to resign from the Board, effective on May 12, 2017, due to a family member’s health issues. Ms. Fiala has served on the Board of Directors since 2005. She currently serves as Non-Executive Chairman and as a member of the Audit Committee and the Compensation and Development Committee.

The Board elected Coleman Peterson to serve as Interim Non-Executive Chairman and reduced the size of the Board from eight to seven members, all effective May 12, 2017.

(e)      On March 14, 2017, the Board adopted, subject to stockholder approval, the Build-A-Bear Workshop, Inc. 2017 Omnibus Incentive Plan (the “Incentive Plan”). On May 11, 2017, at the Company’s 2017 Annual Meeting of Stockholders (the “Annual Meeting”), the Company’s stockholders approved the Incentive Plan. The Incentive Plan, which is administered by the Compensation and Development Committee of the Board, permits the grant of stock options (including both incentive and non-qualified stock options), stock appreciation rights, restricted stock, cash and other stock-based awards, some of which may be performance-based pursuant to the terms of the Incentive Plan. The Board may amend, modify or terminate the Incentive Plan at any time, except as provided in the Incentive Plan. The Incentive Plan will terminate on March 14, 2027, unless earlier terminated by the Board.

The number of shares of the Company’s common stock authorized for issuance under the Incentive Plan is 1,000,000, plus shares of stock subject to outstanding awards made under the Company’s Third Amended and Restated 2004 Stock Incentive Plan that on or after March 21, 2017 may be forfeited, expire or be settled for cash.

The foregoing summary of the Incentive Plan is qualified in its entirety by reference to the full text of such document, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. A more detailed summary of the Incentive Plan can be found in the Company’s Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2017, as supplemented by the Company’s Proxy Statement Supplement filed with the SEC on April 21, 2017.

Item 5.07     Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on May 11, 2017. The following proposals were submitted by the Board to a vote of the Company’s stockholders, and the final results of the voting on each proposal are noted below.

Proposal 1.     Election of Directors

The following three directors were nominated to serve for three-year terms expiring at the 2020 annual meeting of stockholders or until their successors are duly elected and qualified. The three directors, as indicated below, were elected as directors of the Company.

Nominee	For	Against	Abstain	Broker Non-Votes
Maxine Clark	10,609,238	982,339	106,335	2,480,823
Sharon John	10,642,319	1,020,041	35,551	2,480,823
Sarah Personette	10,867,954	786,521	43,436	2,480,823

Proposal 2.     Ratification of Appointment of Independent Accountants

The stockholders were asked to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 30, 2017. The appointment was approved by the requisite vote of a majority of the shares represented in person or by proxy and entitled to vote, as indicated below.

For	Against	Abstain	Broker Non-Votes
14,024,958	151,149	2,627	—

Proposal 3.     Advisory Vote Approving Executive Compensation

The stockholders were asked to approve the executive compensation as disclosed in the Proxy Statement for the Annual Meeting pursuant to the compensation disclosure rules of the SEC. The proposal was approved by the requisite vote of a majority of the shares represented in person or by proxy and entitled to vote, as indicated below.

For	Against	Abstain	Broker Non-Votes
10,490,464	851,996	355,451	2,480,823

Proposal 4.	Advisory Vote on the Frequency of Holding Future Advisory Votes on Executive Compensation

The stockholders were asked to approve, by advisory vote, the frequency of future advisory votes on executive compensation. The frequency of one year received the greatest number of votes, as indicated below. Consistent with the recommendation of the Board and the vote of the stockholders, the Company will continue to hold future advisory votes on executive compensation on an annual basis.

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
9,727,663	5,082	1,618,955	346,212	2,480,823

Proposal 5.     Approval of the Incentive Plan

The stockholders were asked to approve the Incentive Plan. The proposal was approved by the requisite vote of a majority of the shares represented in person or by proxy and entitled to vote, as indicated below.

For	Against	Abstain	Broker Non-Votes
9,871,733	1,810,739	15,440	2,480,823

Item 9.01          Financial Statements and Exhibits.

(d)      Exhibits

Exhibit Number     Description of Exhibit

10.1	Build-A-Bear Workshop, Inc. 2017 Omnibus Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILD-A-BEAR WORKSHOP, INC.

Date: May 12, 2017	By:	/s/ Voin Todorovic
Name: Voin Todorovic
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number     Description of Exhibit

10.1                          Build-A-Bear Workshop, Inc. 2017 Omnibus Incentive Plan

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